                                                                                                     Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ amounts in millions)
Nine Months Ended September 30, 2004 and 2003

                                                                                           2004         2003
                                                                                         ---------    ---------

Income (loss) from continuing operations before income taxes and minority interest        $  62.2      $ (56.7)

Less:  Equity in earnings (losses) of affiliates                                              0.5          0.8
       Equity in earnings (losses) of venture capital partnership investments                12.1         34.8

Add:   Distributed earnings of affiliates                                                     1.1          1.2
       Distributed earnings of venture capital partnership investments                       39.5         21.2
                                                                                         ---------    ---------

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                                 $  90.2      $ (69.9)
                                                                                         =========    =========

Fixed Charges:

  Interest expense on indebtedness (1)                                                     $  29.8      $  29.5
  Stock purchase contract adjustment payments                                                 6.1          6.1
  Rental expense                                                                              1.8          1.9
                                                                                         ---------    ---------
Fixed charges, exclusive of interest credited on policyholder contract balances           $  37.7      $  37.5
  Interest credited on policyholder contract balances                                       146.3        156.2
                                                                                         ---------    ---------
Total fixed charges, inclusive of interest credited on policyholder contract balances     $ 184.0      $ 193.7
                                                                                         =========    =========

Income (loss) from continuing operations before income taxes, minority interest, equity in undistributed earnings of affiliates and venture capital
  partnership investments and fixed charges                                               $ 274.2      $ 123.8
                                                                                         =========    =========

Ratio of earnings to fixed charges                                                            1.5          0.6
                                                                                         =========    =========

Additional earnings required to achieve 1:1 ratio coverage                                $   -        $  69.9
                                                                                         =========    =========

SUPPLEMENTAL RATIO - ratio of earnings to fixed charges
exclusive of interest credited on policyholder contract balances:

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                                 $  90.2      $ (69.9)
                                                                                         =========    =========

Fixed Charges:
Total fixed charges, as above                                                             $  37.7      $  37.5
                                                                                         =========    =========

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital partnership
  investments and fixed charges                                                           $ 127.9      $ (32.4)
                                                                                         =========    =========

Ratio of earnings to fixed charges                                                            3.4         (0.9)
                                                                                         =========    =========

Additional earnings required to achieve 1:1 ratio coverage                                $   -        $  69.9
                                                                                         =========    =========

(1) Interest expense on collateralized obligations is not included as these are non-recourse liabilities to
Phoenix and the interest expense is solely funded by assets pledged as collateral consolidated on our balance sheet.